Electro Rent Corporation                FOR IMMEDIATE RELEASE

Investor Contact:                       Company Contact:
 Neil Berkman                            Daniel Greenberg
 Berkman Associates                      Chairman & CEO
 (310) 277-5162                          Electro Rent Corporation
 info@BerkmanAssociates.com              (818) 786-2525

                Electro Rent Corporation Reports
               Fiscal 2006 First Quarter Results

   VAN NUYS, CALIFORNIA, September 27, 2005 - Electro Rent
Corporation (NASDAQ:ELRC) today announced higher revenue and operating income for the first quarter of fiscal 2006 compared to the first quarter of fiscal 2005, driven by double-digit growth in test and measurement equipment rentals and leases primarily to customers in telecommunications, electronics, aerospace and
defense markets.  Net income declined, however, because a
non-recurring item contributed positively to last year's first quarter results.

First Quarter Results

   For the three months ended August 31, 2005, revenue increased
3.6% to $26.6 million from $25.6 million for the first quarter of fiscal 2005.  This growth reflected a 16% increase in test and measurement equipment rentals and leases which more than offset a similar decline in data products rentals and leases and lower equipment sales, as increased rental demand and a younger
equipment pool has limited the amount of equipment available for sale.
   Chairman and Chief Executive Officer Daniel Greenberg said,
"While the Company lost two significant data products customers during the third quarter of fiscal 2005, I am glad to report that we have added new customers and increased data products rental and lease revenues during each of the last two quarters."
   Operating income for the first quarter of fiscal 2006 rose to
$7.5 million from $7.0 million for the same period of the prior year.  Net income was $5.0 million, or $0.19 per diluted share.
This compares to net income for the first quarter of fiscal 2005 of $5.6 million, or $0.22 per diluted share, which included $1.8 million (pre-tax) related to funds received from a class action lawsuit.
   "We see signs of continued healthy growth again this year, which we hope will overcome the non-recurring events that on balance had a positive impact on our results for fiscal 2005,"

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Electro Rent Corporation Reports Fiscal 2006 First Quarter
Results
September 27, 2005
Page Two

Greenberg said.  "Our focus during the past few years on making
Electro Rent more efficient and responsive to our customers has helped us to increase volume while maintaining tight control over operating costs.
   "We are especially pleased with the increase in operating
income for the first quarter, which we achieved despite higher
SG&A expenses associated with our new rental business in China.
Electro Rent (Tianjin) Rental Co., Ltd. has opened for business and is now receiving its first orders."
   Purchases of new equipment for this year's first quarter
decreased to $11.2 million, compared to $21.8 million for the first quarter of fiscal 2005.  The book value of Electro Rent's equipment pool rose to $122.9 million at August 31, 2005 compared to $122.8 million at May 31, 2005 and $107.0 million at August
31, 2004.
   Cash and marketable securities amounted to $80.3 million at
August 31, 2005 versus $80.8 million at May 31, 2005.  Electro
Rent has no debt, and shareholders' equity at August 31, 2005 was
$200.7 million.

About Electro Rent

   Electro Rent Corporation (www.ElectroRent.com) is one of the
largest nationwide organizations devoted to the short-term rental and leasing of personal computers, servers and general purpose electronic test equipment.

"Safe Harbor" Statement:

   Except for the historical statements and discussions above, our statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of
1934.  These forward-looking statements reflect our management's current views with respect to future events and financial
performance; however, you should not put undue reliance on these statements.  When used, the words "anticipates," "believes,"
"expects," "intends," "future," and other similar expressions identify forward-looking statements.  These forward-looking
statements are subject to certain risks and uncertainties.  We believe our management's assumptions are reasonable; nonetheless,

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Electro Rent Corporation Reports Fiscal 2006 First Quarter
Results
September 27, 2005
Page Three

it is likely that at least some of these assumptions will not come true.  Accordingly, our actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material.  Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in our periodic reports on Form
10-K and 10-Q and our other filings with the Securities and
Exchange Commission.  Should one or more of the risks discussed , or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, expected or projected.  In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct.  We undertake no obligation to update or revise any forward-looking statements.

                        (tables attached)
#3961

ELECTRO RENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited) (000's omitted except per share data)

                                              Three Months Ended
                                                  August 31,
                                                2005      2004
Revenue:
 Rentals and leases                            $21,156   $19,608
 Sales of equipment and other revenues           5,394     6,011
   Total revenue                                26,550    25,619

Operating expenses:
 Depreciation of rental and lease equipment      8,452     8,025
 Costs of revenues other than depreciation
   of rental and lease equipment                 2,663     3,160
 Selling, general and administrative expenses    7,944     7,385
   Total operating expenses                     19,059    18,570

Operating profit                                 7,491     7,049

Interest and investment income, net                559       258

Income from litigation settlement                  --      1,758

Income before income taxes                       8,050     9,065

Income taxes                                     3,065     3,438

Net income                                     $ 4,985   $ 5,627

Earnings per share:
 Basic                                         $  0.20   $  0.23
 Diluted                                       $  0.19   $  0.22

Shares used in per  share calculation:
 Basic                                          25,119    24,900
 Diluted                                        25,571    25,102

ELECTRO RENT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)(000's omitted)

                                           August 31,    May 31,
ASSETS                                       2005        2005
 Cash and cash equivalents                 $ 31,321    $ 31,997
 Marketable securities                       48,970      48,800
 Accounts receivable, net                    11,561      10,548
 Rental and lease equipment, net            122,910     122,798
 Other property, net                         15,626      15,722
 Other                                        3,475       3,357
   Total assets                            $233,863    $233,222

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
 Accounts payable                          $  6,832    $ 13,983
 Accrued expenses                             9,465       8,700
 Deferred revenue                             2,895       2,768
 Deferred tax liability                      13,950      12,754
   Total liabilities                         33,142      38,205

Shareholders' equity:
 Preferred stock, $1 par - shares
   authorized 1,000,000; none issued            --          --
 Common stock, no par - shares
   authorized 40,000,000;
   issued and outstanding
   August 31, 2005 - 25,171,461;
   May 31, 2005 - 25,100,132                 22,357      21,638
 Retained earnings                          178,364     173,379
   Total shareholders' equity               200,721     195,017

   Total liabilities
     and shareholder's equity              $233,863    $233,222